Exhibit 5.1

DLA Piper LLP (US) 1201 West Peachtree Street, Suite 2800 Atlanta, Georgia 30309 www.dlapiper.com

November 8, 2021

ShoulderUp Technology Acquisition Corp.

125 Townpark Drive, Suite 300

Kennesaw, GA 30144

Re:	ShoulderUp Technology Acquisition Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to ShoulderUp Technology Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission (the “Commission”) of 25,000,000 units of the Company, or up to 28,750,000 units of the Company if the underwriters’ over-allotment option provided for in the form of underwriting agreement between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement (as defined below) is fully exercised (collectively the “Public Units”), with each Public Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant to purchase one share of Common Stock (the “Public Warrants”) pursuant to a Registration Statement on Form S-1 (registration number 333-260503) initially filed by the Company with the Commission on October 26, 2021 and amended on November 8, 2021 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Public Units, the Common Stock and the Public Warrants pursuant to the Underwriting Agreement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below, including (i) the Registration Statement; (ii) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (iii) the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iv) the Underwriting Agreement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; and (viii) the form of warrant agreement (the “Warrant Agreement”) proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement. With respect to such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the completeness and conformity to authentic original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. We have also assumed that (i) upon sale and delivery of the Public Units, the Common Stock, and the Public Warrants, the certificates representing such Public Units, the Common Stock, and the Public Warrants will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the Company, the transfer agent, and the Warrant Agent, as applicable, and duly registered by the registrar, and (ii) at the time of execution, countersigning, issuance, and delivery of the Public Units and the Public Warrants, the Warrant Agreement will be a valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (viii) above will be entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications, and limitations stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act:

1. Public Units. The Public Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by the Warrant Agent, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. Common Stock. The shares of Common Stock that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3. Public Warrants. The Public Warrants that are part of the Public Units, when the Public Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due execution and delivery of such Public Warrants by the Company and the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Public Units and the Public Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the securities offered thereby appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP

DLA PIPER LLP (US)